Exhibit 99

RigNet Announces Third Quarter 2018 Earnings Results

•	Quarterly revenue increased 7.9% sequentially to $64.8 million consisting of:

-	Managed Services revenue of $44.9 million

-	Applications and Internet-of-Things (Apps & IoT) revenue of $7.5 million

-	Systems Integration revenue of $12.4 million

•	Quarterly Net Loss attributable to common stockholders improved 34.2% to $2.8 million or $0.15 per share

•	Quarterly Adjusted EBITDA increased 7.8% sequentially to $8.7 million

•	Project backlog more than doubled sequentially to $41.4 million

•	Site count increased across all categories to 1,350 total sites

HOUSTON – November 8, 2018 – RigNet, Inc. (NASDAQ: RNET), a global technology company that provides customized communications services, applications, real-time machine learning, and cybersecurity solutions, today reported results for the quarter ended September 30, 2018.

“RigNet continues to execute on our strategic growth plan which focuses on enabling our customers to realize the tangible business benefits of digital transformation,” said Steven Pickett, Chief Executive Officer and President. “In the third quarter of 2018, and for the second consecutive quarter, the team grew both consolidated revenue and Adjusted EBITDA. Furthermore, revenue grew across all segments during the third quarter of 2018, both sequentially and year-on-year. Our customers continue to see increasing value in our bundled Apps & IoT solutions, particularly with respect to IntelieTM, our real time machine learning and artificial intelligence platform which secured new contracts with both onshore and offshore customers during the quarter.”

Quarterly revenue was $64.8 million, an increase of $13.9 million, or 27.4%, compared to the third quarter 2017 and an increase of $4.8 million, or 7.9%, compared to the prior quarter. Compared to the third quarter 2017, revenue grew in all segments: a $6.7 million increase in Systems Integration (SI) revenue, a $4.7 million increase in Managed Services (MS) revenue, and a $2.5 million increase in Apps & IoT. The revenue increase compared to the prior quarter reflects a $3.2 million increase in MS revenue, a $0.9 million increase in Apps & IoT, and a $0.6 million increase in SI revenue.

Net loss attributable to common stockholders was $2.8 million, or $0.15 per share, compared to net loss attributable to common stockholders of $4.2 million, or $0.23 per share, in the third quarter 2017 and net loss attributable to common stockholders of $4.3 million, or $0.23 per share, in the prior quarter.

Project backlog (using percentage of completion accounting) was $41.4 million compared to $31.5 million in the third quarter 2017 and $19.6 million in the prior quarter. The increase was driven by new project wins primarily in the United States, both onshore and offshore.

Adjusted EBITDA, a non-GAAP measure defined below, was $8.7 million in the third quarter 2018 compared to $7.8 million in the third quarter 2017 and $8.1 million in the prior quarter. Adjusted EBITDA

15115 PARK ROW BLVD, SUITE 300, HOUSTON, TEXAS 77084-4947 PHONE 281.674.0100 FAX 281.674.0101 http://www.rig.net was $24.2 million for the nine months ended September 30, 2018 compared to $21.1 million for the nine months ended September 30, 2017.

The Company recorded $0.7 million in restructuring charges in the third quarter of 2018, as well as a $0.8 million decrease in the fair value of an earn-out related to the TECNOR acquisition, bringing the fair value to zero, and $0.9 million in acquisition costs. In the previous quarter, the Company recorded $2.8 million for the change in fair value of an earn-out related to the TECNOR acquisition and $0.3 million in acquisition costs. In the quarter ended September 30, 2017, the Company recorded $0.8 million in acquisition costs and $0.8 million in restructuring charges. The acquisition costs, restructuring charges and change in fair value of the earn-out are added back to net loss in our non-GAAP measure Adjusted EBITDA.

Capital expenditures for the three and nine months ending September 30, 2018 totaled $6.5 million and $19.7 million, respectively, compared to $5.9 million and $13.9 million, respectively, for the three and nine months ending September 30, 2017. Capital expenditures for the second quarter ending June 30, 2018 totaled $6.6 million.

Site count in the third quarter 2018 increased across all categories to 1,350 from 1,175 in the third quarter 2017 and 1,297 in the prior quarter.

Earnings Call Information

An Earnings Call for investors will be held at 11:00 a.m. Eastern Time (10:00 a.m. Central Time) on Friday, November 9, 2018, to discuss RigNet’s third quarter 2018 results. The call may be accessed live over the telephone by dialing +1 (877) 845-0777, or, for international callers, +1 (760) 298-5090. Interested parties may also listen to a simultaneous webcast of the conference call by logging onto RigNet’s website at www.rig.net in the Investors – Webcasts and Presentations section. A replay of the conference call webcast will also be available on our website for approximately thirty days following the call.

About RigNet

RigNet (NASDAQ: RNET) is a global technology company that provides customized communications services, applications, real-time machine learning, and cybersecurity solutions to enhance customer decision-making and business performance. RigNet delivers a digital transformation bundle that accelerates technology adoption and empowers customers to be always connected, always secure, and always learning. RigNet is headquartered in Houston, Texas with operations around the world.

For more information on RigNet, please visit www.rig.net. RigNet is a registered trademark of RigNet, Inc.

15115 PARK ROW BLVD, SUITE 300, HOUSTON, TEXAS 77084-4947 PHONE 281.674.0100 FAX 281.674.0101 http://www.rig.net

Forward Looking Statements

This press release includes “forward-looking statements” within the meaning of the safe harbor provisions of the United States Private Securities Litigation Reform Act of 1995 – that is, statements related to the future, not past, events. Opinions, expectations with respect to conditions in the oil and gas industry, and customer perceptions of value are examples of forward-looking statements in this press release. Forward-looking statements are based on the current expectations and include any statement that does not directly relate to a current or historical fact. In this context, forward-looking statements often address our expected future business and financial performance, including the expected benefits of acquiring and integrating other businesses, and often contain words such as “anticipate,” “believe,” “intend,”, “will”, “expect,” “plan” or other similar words. These forward-looking statements involve certain risks and uncertainties, including those risks set forth in Item 1A – Risk Factors of the Company’s most recent 10-K filing, and ultimately may not prove to be accurate. Actual results and future events could differ materially from those anticipated in such statements. For further discussion of risks and uncertainties, individuals should refer to RigNet’s SEC filings. RigNet undertakes no obligation and does not intend to update these forward-looking statements to reflect events or circumstances occurring after this press release. You are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date of this press release. All forward-looking statements are qualified in their entirety by this cautionary statement.

Non-GAAP Financial Measure

This press release contains the non-GAAP measure Adjusted EBITDA, a measure we believe is useful to investors as a supplemental measure to evaluate overall operating performance and is an integral component of financial covenant ratios in our credit agreement. Adjusted EBITDA is a financial measure that is not calculated in accordance with generally accepted accounting principles, or GAAP. We refer you to the Company’s recent 10-K filing for the year ended December 31, 2017 for a more detailed discussion of the uses and limitations of Adjusted EBITDA.

We define Adjusted EBITDA as net loss plus interest expense, income tax expense (benefit), depreciation and amortization, impairment of goodwill, intangibles, property, plant and equipment, (gain) loss on sales of property, plant and equipment, net of retirements, change in fair value of earn-outs and contingent consideration, stock-based compensation, acquisition costs, executive departure costs, restructuring charges and non-recurring items.

A reconciliation of net loss to Adjusted EBITDA is found in the table below.

Media / Investor Relations Contact

Lee M. Ahlstrom	Tel: +1 (281) 674-0480
RigNet, Inc.	investor.relations@rig.net

15115 PARK ROW BLVD, SUITE 300, HOUSTON, TEXAS 77084-4947 PHONE 281.674.0100 FAX 281.674.0101 http://www.rig.net

RIGNET, INC.

CONDENSED CONSOLIDATED STATEMENTS OF COMPREHENSIVE LOSS

(Unaudited)

	Three Months Ended			Nine Months Ended
	September 30, 2018	June 30, 2018	September 30, 2017	September 30, 2018	September 30, 2017
	(in thousands, except per share amounts)
Revenue	$64,770	$60,007	$50,844	$178,610	$148,078

Expenses:
Cost of revenue (excluding depreciation and amortization)	40,734	36,246	32,385	110,661	95,298
Depreciation and amortization	8,413	8,356	7,999	24,756	22,867
Selling and marketing	2,728	4,189	2,400	9,866	5,968
General and administrative	13,916	15,546	11,011	43,148	31,401

Total expenses	65,791	64,337	53,795	188,431	155,534

Operating loss	(1,021)	(4,330)	(2,951)	(9,821)	(7,456)
Other expense, net	(1,465)	(895)	(480)	(2,813)	(1,859)

Loss before income taxes	(2,486)	(5,225)	(3,431)	(12,634)	(9,315)
Income tax benefit (expense)	(312)	926	(762)	11	(1,075)

Net loss	$(2,798)	$(4,299)	$(4,193)	$(12,623)	$(10,390)

Loss Per Share – Basic and Diluted
Net loss attributable to RigNet, Inc. common stockholders	$(2,847)	$(4,329)	$(4,232)	$(12,732)	$(10,507)
Net loss per share attributable to RigNet, Inc. common stockholders, basic	$(0.15)	$(0.23)	$(0.23)	$(0.69)	$(0.58)
Net loss per share attributable to RigNet, Inc. common stockholders, diluted	$(0.15)	$(0.23)	$(0.23)	$(0.69)	$(0.58)
Weighted average shares outstanding, basic	18,905	18,639	18,086	18,566	17,982
Weighted average shares outstanding, diluted	18,905	18,639	18,086	18,566	17,982

Unaudited Non-GAAP Data:
Adjusted EBITDA	$8,730	$8,098	$7,843	$24,247	$21,121

RIGNET, INC.

Reconciliation of Net Loss to Adjusted EBITDA

(Unaudited)

	Three Months Ended			Nine Months Ended
	September 30, 2018	June 30, 2018	September 30, 2017	September 30, 2018	September 30, 2017
	(in thousands)
Net loss	$(2,798)	$(4,299)	$(4,193)	$(12,623)	$(10,390)
Interest expense	807	1,007	689	2,773	1,921
Depreciation and amortization	8,413	8,356	7,999	24,756	22,867
Loss on sales of property, plant and equipment, net of retirements	66	21	5	34	55
Stock-based compensation	1,086	837	1,007	4,368	2,949
Restructuring costs	664	—	767	664	767
Change in fair value of earn-out/contingent consideration	(750)	2,778	—	2,050	(846)
Executive departure costs	—	4	—	161	—
Acquisition costs	930	320	807	2,075	2,723
Income tax expense (benefit)	312	(926)	762	(11)	1,075

Adjusted EBITDA (non-GAAP measure)	$8,730	$8,098	$7,843	$24,247	$21,121

15115 PARK ROW BLVD, SUITE 300, HOUSTON, TEXAS 77084-4947 PHONE 281.674.0100 FAX 281.674.0101 http://www.rig.net

RIGNET, INC.

Segment Information

(Unaudited)

	Three Months Ended			Nine Months Ended
	September 30, 2018	June 30, 2018	September 30, 2017	September 30, 2018	September 30, 2017
	(in thousands)
Managed Services
Revenue	$44,943	$41,712	$40,243	$128,705	$122,531
Cost of revenue	27,930	25,307	24,902	78,982	75,798
Depreciation and amortization	5,641	5,645	5,263	17,012	17,509
Selling, general and administrative	3,779	5,023	3,013	13,017	12,435

Operating income	$7,593	$5,737	$7,065	$19,694	$16,789

Applications and Internet-of-Things
Revenue	$7,463	$6,576	$4,985	$19,375	$9,846
Cost of revenue	3,677	3,165	3,394	9,927	6,844
Depreciation and amortization	1,661	836	835	3,344	849
Selling, general and administrative	520	430	363	1,304	1,149

Operating income	$1,605	$2,145	$393	$4,800	$1,004

Systems Integration
Revenue	$12,364	$11,719	$5,616	$30,530	$15,701
Cost of revenue	9,127	7,774	4,089	21,752	12,656
Depreciation and amortization	605	665	615	1,922	1,813
Selling, general and administrative	380	557	280	1,260	1,179

Operating income	$2,252	$2,723	$632	$5,596	$53

NOTE: Consolidated balances include the segments above along with corporate activities and intercompany eliminations.

15115 PARK ROW BLVD, SUITE 300, HOUSTON, TEXAS 77084-4947 PHONE 281.674.0100 FAX 281.674.0101 http://www.rig.net

RIGNET, INC.

CONDENSED CONSOLIDATED BALANCE SHEETS

(Unaudited)

	September 30, 2018	December 31, 2017
	(in thousands, except share amounts)
ASSETS
Current assets:
Cash and cash equivalents	$20,726	$34,598
Restricted cash	42	43
Accounts receivable, net	68,161	49,021
Costs and estimated earnings in excess of billings on uncompleted contracts	4,395	2,393
Prepaid expenses and other current assets	6,388	5,591

Total current assets	99,712	91,646
Property, plant and equipment, net	60,835	60,344
Restricted cash	1,546	1,500
Goodwill	46,275	37,088
Intangibles, net	34,485	30,405
Deferred tax and other assets	8,385	9,111

TOTAL ASSETS	$251,238	$230,094

LIABILITIES AND EQUITY
Current liabilities:
Accounts payable	$17,579	$12,234
Accrued expenses	17,021	16,089
Current maturities of long-term debt	4,943	4,941
Income taxes payable	—	1,601
Deferred revenue and other current liabilities	4,419	8,511

Total current liabilities	43,962	43,376
Long-term debt	66,214	53,173
Deferred revenue	369	546
Deferred tax liability	3,281	189
Other liabilities	32,101	25,533

Total liabilities	145,927	122,817

Equity:
Stockholders' equity
Preferred stock – $0.001 par value; 10,000,000 shares authorized; no shares issued or outstanding at September 30, 2018 or December 31, 2017	—	—
Common stock – $0.001 par value; 191,000,000 shares authorized; 19,411,467 and 18,232,872 shares issued and outstanding at September 30, 2018 and December 31, 2017, respectively	19	18
Treasury stock – 89,880 and 5,516 shares at September 30, 2018 and December 31, 2017, respectively, at cost	(1,246)	(116)
Additional paid-in capital	172,599	155,829
Accumulated deficit	(46,796)	(33,726)
Accumulated other comprehensive loss	(19,295)	(14,806)

Total stockholders' equity	105,281	107,199
Non-redeemable, non-controlling interest	30	78

Total equity	105,311	107,277

TOTAL LIABILITIES AND EQUITY	$251,238	$230,094

15115 PARK ROW BLVD, SUITE 300, HOUSTON, TEXAS 77084-4947 PHONE 281.674.0100 FAX 281.674.0101 http://www.rig.net

RIGNET, INC.

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(Unaudited)

	Nine Months Ended September 30,
	2018	2017
	(in thousands)
Cash flows from operating activities:
Net loss	$(12,623)	$(10,390)
Adjustments to reconcile net loss to net cash provided by operations:
Depreciation and amortization	24,756	22,867
Stock-based compensation	4,368	2,949
Amortization of deferred financing costs	141	192
Deferred taxes	(117)	(271)
Change in fair value of earn-out/contingent consideration	2,050	(846)
Accretion of discount of contingent consideration payable for acquisitions	368	417
Loss on sales of property, plant and equipment, net of retirements	34	55
Changes in operating assets and liabilities, net of effect of acquisition:
Accounts receivable, net	(15,428)	(122)
Costs and estimated earnings in excess of billings on uncompleted contracts	(1,095)	716
Prepaid expenses and other assets	(1,634)	3,714
Accounts payable	3,986	1,697
Accrued expenses	(1,584)	1,733
Deferred revenue	1,512	6,212
Other liabilities	(1,807)	(8,035)
Payout of TECNOR contingent consideration – inception to date change in fair value portion	(1,575)	—

Net cash provided by operating activities	1,352	20,888

Cash flows from investing activities:
Acquisitions (net of cash acquired)	(5,405)	(32,205)
Capital expenditures	(18,791)	(13,186)
Proceeds from sales of property, plant and equipment	685	274

Net cash used in investing activities	(23,511)	(45,117)

Cash flows from financing activities:
Proceeds from issuance of common stock net of stock withheld to cover employee taxes on stock-based compensation	967	800
Stock withheld to cover employee taxes on stock-based compensation	(1,130)	(116)
Subsidiary distributions to non-controlling interest	(157)	(76)
Payout of TECNOR contingent consideration – fair value on acquisition date portion	(6,425)	—
Proceeds from borrowings	16,750	15,000
Repayments of long-term debt	(3,848)	(16,660)

Net cash provided by (used) in financing activities	6,157	(1,052)

Net change in cash and cash equivalents	(16,002)	(25,281)

Cash and cash equivalents including restricted cash:
Balance, January 1,	36,141	58,805
Changes in foreign currency translation	2,175	919

Balance, September 30,	$22,314	$34,443

15115 PARK ROW BLVD, SUITE 300, HOUSTON, TEXAS 77084-4947 PHONE 281.674.0100 FAX 281.674.0101 http://www.rig.net

RIGNET, INC.

Selected Operational Data

(Unaudited)

	3rd Quarter 2018	2nd Quarter 2018	1st Quarter 2018	4th Quarter 2017	3rd Quarter 2017
Offshore drilling rigs (1)	191	190	188	182	184
Offshore Production	332	320	310	304	316
Maritime	187	177	176	172	165
Other sites (2)	640	610	525	513	510

Total	1,350	1,297	1,199	1,171	1,175

(1)	Includes jack up, semi-submersible and drillship rigs
(2)	Includes U.S. and International land sites, completion sites, man-camps, remote offices, and supply bases and offshore-related supply bases, shore offices, tender rigs and platform rigs

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15115 PARK ROW BLVD, SUITE 300, HOUSTON, TEXAS 77084-4947 PHONE 281.674.0100 FAX 281.674.0101 http://www.rig.net